Exhibit 99.1

PRESS RELEASE

July 18, 2007

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2007 First Half Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2007.

2007 First Half Financial Highlights

Net income for the 2007 first half was $2,209,000, or $ 0.76 per diluted share, compared to net income for the 2006 first half of $2,513,000, or $ 0.99 per diluted share. Net income for the three months ended June 30, 2007 was $1,257,000 or $ 0.43 per diluted share, compared to net income for the 2006 second quarter of $ 1,415,000 or $ 0.49 per diluted share.

Other Financial Highlights include:

•	Net interest income decreased 2.1% to $ 9,919,000 in the first six months of 2007 from the year ago period. For the 2007 second quarter, net interest income decreased 5.6 % to $4,966,000 compared to the second quarter of 2006.

•	Consolidated assets increased 8.71% to $629,573,000 at June 30, 2007 from $579,137,000 at June 30, 2006.

•	Loans increased 5.61% to $436,610,000 at June 30, 2007 from $413,432,000 at June 30, 2006.

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•	Deposits increased 8.37% to $518,285,000 at June 30, 2007 from $478,254,000 at June 30, 2006.

•	Non-interest income increased 14.0% to $3,266,000 in the first six months in 2007. For the 2007 second quarter, non-interest income increased 2.3% to $1,585,000 from the 2006 second quarter.

•	Declared quarterly dividend of $0.175 per share, or $0.70 per share on an annualized basis, representing a 2.9% increase over our 2006 annualized dividend.

The Company successfully sold an additional 862,500 shares of common equity in late March 2006 for $26.5 million to support ECB’s various strategic initiatives for expansion and growth over the next several years. The full impact of the sale of those shares on the Company’s earnings per share (basic and diluted) and ROAE results are realized in the 2007 second quarter and first half financial results.

Arthur H. Keeney III, President and CEO stated “Business loan demand in several markets was a little stronger in the second quarter of 2007 than during the cautionary economy of the first quarter. We anticipate this trend to continue into the third quarter which is the height of the tourist season for coastal North Carolina. The rental markets in our shore and near shore communities continue at a brisk pace as we have enjoyed excellent weather to date but the home sales market continues its sluggish pace and remains below historical averages. We continue to be pleased to report that we have no sub-prime mortgages in our mortgage portfolio as all our mortgages have been sold at the time of closing.

“We opened two full service branches in June 2007 which brings our total to 22. Both the Hardee Village branch in Greenville (Pitt County) and the Ocean Isle Beach Branch (Brunswick County) are off to a good start and have already generated a respectable amount of loans and deposits. We anticipate opening a new branch in Winterville, North Carolina (Pitt County) in July and fully anticipate it will also perform well. Other announcements will be made during future months in 2007 regarding additional loan production office and branching activity for ECB.

“Because of the equity capital raised in late March 2006, we no longer needed to support the $10 million of trust preferred securities (TRUP’S) the Corporation issued in 2002. These carried an interest rate of LIBOR plus 345 basis points. Consequently, these trust preferred obligations were retired in June 2007 which prepayment action was undertaken at the first available contractual opportunity. The first six months of 2007 also included the accelerated amortization of the origination costs related to the issuance of these trust preferred obligations. We should experience a pick-up in our net interest income and our margin in the second half of 2007 without the TRUP expense.

“Additionally, during the first half of 2007, management re-evaluated and implemented improvements to its methodology used to estimate the allowance for loan losses. At June 30, 2007, our loan loss provision as a percentage of loans was reduced to 1.02% down from 1.13% at December 31, 2006. Management believes the overall level of the allowance is adequate and more accurately reflects the statistically-based analysis of our historical loss rates. It should be

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noted that a portion of this allowance for loan losses is not allocated to any specific category of loans and reflects the elements of imprecision and estimation of risk inherent in the calculation of the overall allowance.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 22 offices covering eastern NC from Currituck to Wilmington and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events.

Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2007, December 31, 2006 and June 30, 2006

(Dollars in thousands, except per share data)

	June 30, 2007	December 31, 2006*	June 30, 2006
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$18,572	$15,591	$20,980
Interest bearing deposits	1,784	891	933
Overnight investments	4,875	23,575	—

Total cash and cash equivalents	25,231	40,057	21,913

Investment securities
Available-for-sale, at market value (cost of $128,986, $128,005 and $108,826 at June 30, 2007, December 31, 2006 and June 30, 2006, respectively)	125,413	125,860	104,672

Loans	436,610	417,943	413,432
Allowance for loan losses	(4,475)	(4,725)	(4,999)

Loans, net	432,135	413,218	408,433

Real estate and repossessions acquired in settlement of loans, net	271	240	—
Federal Home Loan Bank common stock, at cost	1,482	1,229	1,814
Bank premises and equipment, net	24,594	23,042	21,452
Accrued interest receivable	4,170	4,619	3,723
Bank owned life insurance	7,886	7,741	7,593
Other assets	8,391	8,064	9,537

Total	$629,573	$624,070	$579,137

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$107,355	$96,890	$104,407
Demand, interest bearing	100,062	94,569	94,615
Savings	18,824	19,809	21,674
Time	292,044	300,981	257,558

Total deposits	518,285	512,249	478,254

Accrued interest payable	2,566	2,363	2,049
Short-term borrowings	40,825	31,105	17,052
Long-term obligations	—	10,310	18,310
Other liabilities	4,461	5,250	4,132

Total liabilities	566,137	561,277	519,797

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,921,992 at June 30, 2007 and 2,902,242 at December 31, 2006 and June 30, 2006.	10,188	10,119	10,119
Capital surplus	26,946	26,680	26,526
Retained earnings	28,519	27,333	25,250
Accumulated other comprehensive loss	(2,217)	(1,339)	(2,555)

Total shareholders’ equity	63,436	62,793	59,340

Total	$629,573	$624,070	$579,137

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three and six months ended June 30, 2007 and 2006

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$8,342	$7,687	$16,452	$14,747
Interest on investment securities:
Interest exempt from federal income taxes	303	266	605	532
Taxable interest income	1,100	852	2,209	1,650
Dividend income	10	—	10	—
FHLB stock dividends	19	26	37	76
Other interest	97	98	374	221

Total interest income	9,871	8,929	19,687	17,226

Interest expense:
Deposits:
Demand accounts	435	301	836	544
Savings	24	28	48	56
Time	3,743	2,793	7,501	5,426
Short-term borrowings	703	104	1,383	216
Long-term obligations	—	441	—	855

Total interest expense	4,905	3,667	9,768	7,097

Net interest income	4,966	5,262	9,919	10,129
Provision for loan losses	(489)	200	(99)	400

Net interest income after provision for loan losses	5,455	5,062	10,018	9,729

Noninterest income:
Service charges on deposit accounts	764	820	1,534	1,613
Other service charges and fees	403	387	729	603
Mortgage origination brokerage fees	313	226	561	440
Income from bank owned life insurance	73	92	145	157
Other operating income	32	24	297	51

Total noninterest income	1,585	1,549	3,266	2,864

Noninterest expenses:
Salaries	2,066	1,847	4,046	3,618
Retirement and other employee benefits	723	670	1,393	1,332
Occupancy	430	415	862	810
Equipment	548	450	1,047	868
Professional fees	168	30	474	79
Supplies	144	75	198	158
Telephone	137	130	269	237
Other operating expenses	1,025	889	1,913	1,806

Total noninterest expenses	5,241	4,506	10,202	8,908

Income before income taxes	1,799	2,105	3,082	3,685
Income taxes	542	690	873	1,172

Net income	$1,257	$1,415	$2,209	$2,513

Net income per share—basic	$0.43	$0.49	$0.76	$1.00

Net income per share—diluted	$0.43	$0.49	$0.76	$0.99

Weighted average shares outstanding—basic	2,912,889	2,885,988	2,903,530	2,507,027

Weighted average shares outstanding—diluted	2,917,191	2,910,804	2,915,736	2,529,584

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
Income Statement Data:
Interest income	$9,871	$9,816	$9,993	$9,367	$8,929
Interest expense	4,905	4,863	4,830	3,962	3,667

Net interest income	4,966	4,953	5,163	5,405	5,262
Provision for loan losses	(489)	390	(99)	50	200
Net after provision expense	5,455	4,563	5,262	5,355	5,062
Noninterest income	1,585	1,681	1,566	1,753	1,549
Noninterest expense	5,241	4,961	5,038	4,591	4,506
Income before income taxes	1,799	1,283	1,790	2,517	2,105
Income taxes	542	331	416	822	690

Net Income	$1,257	$952	$1,374	$1,695	$1,415

Per Share Data and Shares Outstanding:
Net income—basic	$0.43	$0.33	$0.48	$0.59	$0.49
Net income—diluted	0.43	0.33	0.47	0.58	0.49
Cash dividends	0.175	0.175	0.170	0.170	0.170
Book value at period end	21.71	21.84	21.64	21.28	20.45
Dividend payout ratio	40.70%	53.03%	35.42%	28.81%	34.69%
Weighted-average number of common shares outstanding:
Basic	2,912,899	2,894,067	2,886,459	2,886,440	2,885,988
Diluted	2,917,191	2,911,899	2,910,743	2,910,721	2,910,804
Shares outstanding at period end	2,921,992	2,921,992	2,902,242	2,902,242	2,902,242

Balance Sheet Data:
Total assets	$629,573	$616,042	$624,070	$599,534	$579,137
Loans—gross	436,610	418,308	417,943	422,975	413,432
Allowance for loan losses	4,475	5,103	4,725	4,858	4,999
Investment securities	125,413	129,424	125,860	114,449	104,672
Interest earning assets	570,164	559,697	569,498	547,431	520,851
Premises and equipment, net	24,594	24,249	23,042	21,181	21,452
Total deposits	518,285	502,980	512,249	474,232	478,254
Short-term borrowings	40,825	41,588	31,105	46,184	17,052
Long-term obligations	—	—	10,310	10,310	18,310
Shareholders’ equity	63,436	63,821	62,793	61,773	59,340

Selected Performance Ratios (annualized):
Return on average assets	0.82%	0.62%	0.89%	1.16%	0.99%
Return on average shareholders’ equity	7.89%	6.00%	8.83%	11.16%	9.54%
Net interest margin	3.69%	3.71%	3.77%	4.21%	4.19%
Efficiency ratio	77.23%	74.85%	72.81%	62.64%	64.41%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.30%	0.04%	0.04%	0.04%	0.12%
Allowance for loan losses to period-end loans	1.02%	1.22%	1.13%	1.15%	1.21%
Allowance for loan losses to nonperforming loans	341%	3,074%	2,568%	2,570%	1,013%
Net charge-offs to average loans (annualized)	0.13%	0.01%	0.03%	(0.05%)	0.05%

Capital Ratios:
Equity-to-assets ratio	10.08%	10.36%	10.06%	10.30%	10.25%
Leverage Capital Ratio	10.68%	10.52%	12.05%	12.66%	12.54%
Tier 1 Capital Ratio	12.81%	13.03%	15.08%	14.94%	15.12%
Total Capital Ratio	13.68%	14.05%	16.04%	15.94%	16.17%